UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 21, 2012

Alamo Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52687 (Commission File Number)	98-0489669 (IRS Employer Identification No.)

10575 Katy Freeway, Suite 300, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 436-1832

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Sale Agreement

On December 21, 2012, Alamo Energy Corp. (the “Registrant”) entered into and closed a Sale and Purchase Agreement with Northdown Energy Limited (“Northdown”) (the “Sale Agreement”) pursuant to which the Corporation sold to Northdown all of its interests in and to and the operatorship of the United Kingdom Petroleum Exploration and Development Licence No. PEDL 245 (the “Licence”) in exchange for the total purchase price of One Hundred and Fifty-Six Thousand Two Hundred and Fifty British Pounds Sterling (£156,250).  The closing of the Sale Agreement was contingent on execution and delivery of the Deed of Licence Assignment, Deed of Interest Assignment, Novation and Amendment of Participation Agreement, Novation of Joint Operating Agreement, and Transfer of Operatorship Agreement, a description of each as described below.  The Sale Agreement contains customary representations and warranties by the Registrant and Northdown.

This brief description of the Sale Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Sale Agreement as attached to this Current Report on Form 8-K as Exhibit 10.1.

Deed of Licence Assignment

In connection with the Sale Agreement, on December 21, 2012, the Registrant entered into and closed a Deed of Licence Assignment (the “Deed of Licence Assignment”) pursuant to which the Registrant assigned all rights, interest, obligations and liabilities of the Registrant in the Licence to Northdown.

This brief description of the Deed of Licence Assignment is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Deed of Licence Assignment as attached to this Current Report on Form 8-K as Exhibit 10.2.

Deed of Interest Assignment

In connection with the Sale Agreement, on December 21, 2012, the Registrant entered into and closed a Deed of Interest Assignment (the “Deed of Interest Assignment”) providing for the assignment, transfer and delivery to Northdown of the Registrant’s interest in the Licence.

This brief description of the Deed of Interest Assignment is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Deed of Interest Assignment as attached to this Current Report on Form 8-K as Exhibit 10.3.

Novation and Amendment of Participation Agreement

In connection with the Sale Agreement, on December 21, 2012, the Registrant entered into and closed a Novation and Amendment of Participation Agreement with Northdown and Aimwell Energy Limited, a U.K. corporation (“Aimwell”), (the “Amendment Agreement”) amending the Participation Agreement originally dated January 11, 2010 (the “Participation Agreement”) such that the Registrant ceased to be a party to the Participation Agreement, with Northdown assuming all rights, liabilities and obligations arising pursuant to the Participation Agreement and indemnifying the Registrant from any claims, fines, proceedings, injury, costs, lost, damage or expense for which the Registrant would have been liable as party to the Participation Agreement.

This brief description of the Amendment Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Amendment Agreement as attached to this Current Report on Form 8-K as Exhibit 10.4.

Novation of Joint Operating Agreement

In connection with the Sale Agreement, on December 21, 2012, the Registrant entered into and closed a Novation of Joint Operating Agreement with Northbound and Aimwell (the “Novation Agreement”) amending the Joint Operating Agreement originally dated November 14, 2011 (the “Joint Operating Agreement”) such that the Registrant ceased to be a party to the Joint Operating Agreement, with Northdown assuming all rights, liabilities and obligations arising pursuant to the Joint Operating Agreement and indemnifying the Registrant from any claims, fines, proceedings, injury, costs, lost, damage or expense for which the Registrant would have been liable as party to the Joint Operating Agreement.

This brief description of the Novation Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Novation Agreement as attached to this Current Report on Form 8-K as Exhibit 10.5.

Transfer of Operatorship Agreement

In connection with the Sale Agreement, on December 21, 2012, the Registrant entered into and closed a Transfer of Operatorship Agreement with Northbound and Aimwell (the “Transfer of Operatorship Agreement”) pursuant to which the Registrant resigned and ceased to be the operator of the licensed area pursuant to the Operating Agreement and the Licence and Northdown became the operator.  The Registrant was released from any liabilities and obligations arising as the operator pursuant to the Operating Agreement and the Licence, with Northdown assuming all such liabilities and obligations in place of the Registrant.

This brief description of the Transfer of Operatorship Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Transfer of Operatorship Agreement as attached to this Current Report on Form 8-K as Exhibit 10.6.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 21, 2012, the Registrant entered into the Sale Agreement for the sale of the Licence as disclosed in Item 1.01.  The Licence comprises of four UK onshore blocks located on approximately 400 square kilometers in the south of England.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Sale and Purchase Agreement with Northdown Energy Limited dated December 21, 2012.
10.2	Deed of Licence Assignment.
10.3	Deed of Interest Assignment.
10.4	Novation and Amendment of Participation Agreement dated December 21, 2012.
10.5	Novation of Joint Operating Agreement dated December 21, 2012.
10.6	Transfer of Operatorship Agreement dated December 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Alamo Energy Corp.

Date: December 28, 2012	By:	/s/ Allan Millmaker
Allan Millmaker Chief Executive Officer